Form 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report(Date of earliest event reported):
                                February 28, 2001


                            WESTMORELAND COAL COMPANY
                            -------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-752                    23-1128670
          --------                       -----                    ----------
(State or other jurisdiction       (Commission File           (I.R.S. Employer
    of incorporation or                  Number              Identification No.)
       organization)


2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado       80903
--------------------------------------------------------------       -----
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number,
   including area code:                            719-442-2600
                                                   ------------

Item 5.     Other Events

     Westmoreland Coal Company announced today that its wholly owned subsidiary, Westmoreland Power, Inc., has submitted a proposal to the North Dakota Industrial Commission to develop, own and operate, either independently or in partnership, a new state-of-the-art 500MW lignite-fired power plant near Gascoyne, North Dakota in connection with Lignite Vision 21 ("LV-21"). LV-21 is a partnership between the State of North Dakota and the Lignite Energy Council designed to encourage construction of a new baseload power plant in North Dakota and includes up to $10 million in matching funds for such development. Westmoreland believes the Gascoyne site offers a number of attractive features, including low-cost fuel supply, favorable environmental characteristics, and an opportunity for economic development in an area of the State that currently does not enjoy the economic benefits of the lignite industry.

Item 7. Financial Statements and Exhibits

            (c) Exhibits

            Exhibit 99.2 -- Press release dated February 28, 2001.


                                 SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                         WESTMORELAND COAL COMPANY



Date: February 28, 2001             /s/ Robert J. Jaeger
                                    --------------------------
                                    By: Robert J. Jaeger
                                    Senior Vice President-Finance
                                    and Treasurer

Exhibit 99.2

                      ------------------------------------
                          Westmoreland Seeks To Develop
                      500MW Power Facility In North Dakota
                      ------------------------------------

Colorado  Springs,  CO - February 28, 2001 --  Westmoreland  Coal Company (AMEX:
WLB) announced today that it's wholly owned subsidiary, Westmoreland Power, Inc. ("WPI"), has submitted a proposal to the North Dakota Industrial Commission to develop, own and operate, either independently or in partnership, a new state-of-the-art 500MW lignite-fired power plant near Gascoyne, North Dakota in connection with Lignite Vision 21 ("LV-21"). LV-21 is a partnership between the State of North Dakota and the Lignite Energy Council designed to encourage construction of a new baseload power plant in North Dakota and includes up to $10 million in matching funds for such development. Westmoreland believes the Gascoyne site offers a number of attractive features, including low-cost fuel supply, favorable environmental characteristics, and an opportunity for economic development in an area of the State that currently does not enjoy the economic benefits of the lignite industry.

Westmoreland Coal Company is acquiring the coal operations of Knife River Corporation, including active coal mines in North Dakota and Montana and rights to develop the Gascoyne coal reserves. Along with its acquisition of the Montana Power coal business, this will result in Westmoreland Coal Company becoming a leading U.S. producer of lignite, and as such, a strong supporter of the efforts of the Lignite Energy Council and the State of North Dakota to increase use of the State's abundant lignite resources for power production. The Company's growth strategy includes development of new low-cost, environmentally sound, technologically advanced power facilities that have access to low-cost fuel sources that can help alleviate the supply shortage of electric power in this country. Since the mid-1980's, Westmoreland has successfully developed a number of independent power projects fueled by coal and natural gas.

Westmoreland Coal Company, headquartered in Colorado Springs, is the oldest independent coal company in the United States. It is implementing a tax advantaged strategic plan for expansion and growth through the acquisition and development of environmentally attractive, low-cost fuel and power projects in the U.S. In addition to Knife River Corporation, the Company is acquiring Montana Power's coal business including operations in Montana and Texas. The Company's existing operations include Powder River Basin coal mining through its 80%-owned subsidiary Westmoreland Resources, Inc. and seven independent power projects held by its wholly owned subsidiary Westmoreland Energy, Inc. The Company also holds a 20% interest in Dominion Terminal Associates, a coal shipping and terminal facility in Newport News, Virginia.

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             Investor and Media Contact: Diane Jones (719) 442-2600